                           FORM OF ASSET PURCHASE AGREEMENT


       THIS ASSET PURCHASE AGREEMENT ("AGREEMENT") is made and entered into as of this _____ day of __________, 1999, by and between FULL POWER GROUP, INC., a Florida corporation ("BUYER") having its principal place of business at 14650 Detroit Avenue, Suite 313, Lakewood, Ohio 44107, and _________________________,
a(n) ______________________ ("SELLER") having its principal place of business at
____________________________.

       In consideration of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. PURCHASE AND SALE OF ASSETS. Subject to the terms and conditions set forth in this Agreement:

              (a) Seller agrees to sell, transfer, convey and assign to Buyer, and Buyer agrees to purchase and acquire from Seller, on the Closing Date (as defined below), all of Seller's right, title and interest in and to all of the assets and properties of Seller described on attached SCHEDULE 1 (collectively, the "PURCHASED ASSETS"), free and clear of all liens and encumbrances whatsoever.

              (b) As consideration for the sale of the Purchased Assets, Buyer agrees to issue the following securities to Seller on the Closing Date (collectively, the "RESTRICTED SECURITIES"):

                     (i) ________ shares of common stock, $0.001 par value per share ("COMMON STOCK"), of Buyer (collectively, the "SHARES"); and

                     (ii) a warrant to purchase up to _______ shares of Common Stock from Buyer at an exercise price of $4.00 per share, which warrant shall be in the form attached as EXHIBIT A (the "WARRANT").

              (c) The date of such sale and purchase of Restricted Securities shall be the date hereof (the "CLOSING DATE"). Upon execution of this Agreement, Seller shall deliver the following to Buyer or its designated representative:

                     (i) the full amount of cash and cash equivalents included in the Purchased Assets (which shall not be less than $________), in the form of cash, a certified check or money order made payable to the order of Buyer, or a wire transfer of immediately available funds to an account designated by Buyer;

                     (ii) a completed and executed general assignment and bill of sale in the form attached as EXHIBIT B (the "ASSIGNMENT"); and

                     (iii) a copy of the written resolutions of Seller evidencing approval of the transactions described in this Agreement by each of the partners of Seller in accordance with the partnership agreement of Seller, which resolutions shall be certified by the managing partners of Seller and shall be in form and substance acceptable to Buyer (the "CERTIFIED RESOLUTIONS").

              (d) As promptly as practicable following the Closing Date, Buyer shall deliver to Seller the Warrant and a certificate evidencing the Shares included in the Restricted Securities; provided that Buyer shall have no obligation to issue such instruments to Seller unless and until all of the conditions to closing set forth in Section 2 hereof have been satisfied. Buyer will bear all expenses in connection with the preparation, issuance and delivery of the instruments representing the Restricted Securities.

              (e) All deliveries, payments and other transactions and documents relating to the Closing shall be interdependent and none shall be effective unless and until all are effective. Seller shall, at the reasonable request of Buyer from time to time and at any time, whether on or after the Closing Date, and without further consideration, execute and deliver such assignments, transfers, assumptions, conveyances, powers of attorney, receipts, acknowledgments, acceptances and assurances as may be reasonably necessary to procure for Buyer, and its transferees, successors and assigns, or for aiding and assisting in collecting and reducing to possession, any and all of the Purchased Assets or otherwise to satisfy and perform the obligations of Seller hereunder.

              (f) Buyer shall not assume or be liable or responsible for any obligation or liability of Seller of any kind or nature whatsoever (other than those specifically described in the Lease Assignment). Seller shall pay, satisfy and perform all of its obligations, whether fixed, contingent, known or unknown and whether existing as of the Closing Date or arising thereafter, or that may affect the Purchased Assets in any way. Notwithstanding any other provision of this Agreement, the obligations of Seller pursuant to this Section shall survive the Closing and consummation of the transactions contemplated by this Agreement.

       2. CONDITIONS TO CLOSING. Buyer shall have no obligation to purchase the Purchased Assets or issue the Restricted Securities unless each of the following conditions have been satisfied (or waived by Buyer in its sole discretion) on or prior to the Closing Date:

              (a) The amount of cash and cash equivalents included in the Purchased Assets shall not be less than $________ on the Closing Date.

              (b) Seller shall have delivered all of the cash and cash equivalents included in the Purchased Assets (which shall not be less than $_________) to Buyer as provided in Section 1(c)(i) hereof.

              (c) Seller shall have delivered executed original copies of the Assignment and the Certified Resolutions to Buyer.

              (d) The board of directors of Buyer (the "BOARD") shall have approved the transactions described in this Agreement.

              (e) No action, suit, claim or other proceeding shall have been instituted or threatened or demand made against any party seeking to restrain, enjoin or otherwise prohibit or to obtain damages with respect to the consummation of the transactions described herein, no court, arbitrator or other forum of competent jurisdiction shall have issued any judgment, decree, injunction or order or taken any other action restraining, enjoining or otherwise prohibiting the transactions described herein.

       3. PROVISION OF CERTAIN INFORMATION ABOUT BUYER. Seller acknowledges that, prior to the date hereof, Buyer has provided Seller with copies of the following information concerning Buyer: (i) the Articles of Incorporation of Buyer (the "ARTICLES OF INCORPORATION," a copy of which is attached as EXHIBIT C); (ii) the Bylaws of Buyer (the "BYLAWS," a copy of which is attached as EXHIBIT D); (iii) Buyer's consolidated financial statements for the year ended December 31, 1998 (the "FINANCIAL STATEMENTS," copies of which are attached as EXHIBIT E).

       4. SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS. Seller represents and warrants, and covenants and agrees with Buyer, on behalf of itself and each of its partners that:

              (a) Seller is a limited liability partnership duly organized, validly existing and in good standing under the laws of the State of ____________. Seller has all necessary power and authority to make, execute and deliver this Agreement and all other agreements and documents to be executed and delivered by it pursuant to this Agreement without the need for the consent of any other person or entity; and Seller has taken all necessary actions required to be taken to authorize it to execute and deliver this Agreement and such other agreements, and to perform all of its obligations, undertakings and agreements to be observed and performed by it hereunder and thereunder. This Agreement and such other agreements have been duly authorized by each partner of Seller, have been duly executed and delivered by Seller and constitute the legal, valid and binding obligations of Seller, enforceable against it in accordance with the respective terms hereof.

              (b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement, by Seller will constitute a violation of, or be in conflict with, or result in a cancellation of, or constitute a default under, or create (or cause the acceleration of the maturity of) any debt, obligation or liability affecting, or result in the creation or imposition of any security interest, lien, or other encumbrance upon any of the Purchased Assets under: (i) the partnership agreement or other governing documents of Seller; (ii) any applicable judgment, decree, order, regulation or rule of any court or governmental authority;
(iii) any applicable statute or law; or (iv) any contract, agreement, indenture, lease or other commitment to which Seller is a party or by which it or any of its assets are bound.

              (c) No consent of, or notice to, any governmental authority or any other third person or entity is required to be obtained or given by Seller in connection with the execution, delivery or performance of this Agreement or any other agreement or document to be executed, delivered or performed hereunder by Seller.

              (d) Except as described in EXHIBIT F, there are no lawsuits, proceedings, actions, claims or governmental investigations pending or, to the knowledge of Seller, threatened against

Seller or against or involving any of the Purchased Assets. There are no unsatisfied judgments against Seller.

              (e) Seller is the sole owner of and has good and valid title to all of the Purchased Assets, and upon the consummation of the transaction contemplated by this Agreement, Buyer will take the Purchased Assets free and clear of all mortgages, liens, pledges, charges, security interests, encumbrances or other third party interests of any kind whatsoever.

              (f) No broker or finder has acted on behalf of Seller in connection with this Agreement or the transactions contemplated herein, and Seller agrees to indemnify Buyer and its affiliates from and against any and all claims or demands for commissions or other compensation by any broker, finder or similar agent claiming to have been employed by or on behalf of Seller.

       5. DESCRIPTION OF BUYER'S CAPITAL STOCK. The following summary description of the capital stock of Buyer is as of the Closing Date, does not purport to be complete, does not take into account the issuance of the Restricted Securities subscribed for herein, and is qualified in its entirety by reference to the Articles of Incorporation and the Bylaws.

              (a) As of April 23, 1999, the total number of shares of all classes of stock that Buyer was authorized to issue was 60,000,000 shares (collectively, the "STOCK"), consisting of:

                     (i) 50,000,000 shares of Common Stock, of which 8,727,750 shares were issued and 5,127,750 shares were outstanding; and

                     (ii) 10,000,000 shares of preferred stock, $100.00 par value per share (the "PREFERRED STOCK"), none of which were designated by the Board or were presently issued or outstanding.

              (b) All shares of Common Stock are identical and entitle the holders thereof to the same powers, preferences and rights. However, the Common Stock is junior to the Preferred Stock and is subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock as set forth in the Articles of Incorporation and any designations of the terms of the Preferred Stock that are approved by the Board from time to time.

              (c) The holders of shares of Common Stock have full voting rights and powers with respect to any matter requiring the vote or approval of Buyer's shareholders, except as may otherwise be set forth in the Articles of Incorporation. Each holder of Common Stock is entitled to one vote for each share held of record by such holder.

              (d) Subject to the terms and conditions set forth in the Articles of Incorporation, Buyer may pay dividends on the Preferred Stock and the Common Stock only as and when declared by the Board out of any funds of Buyer legally available for the payment thereof.

              (e) Subject to the terms and conditions set forth in the Articles of Incorporation, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of Buyer, after any required distributions to creditors of Buyer and the holders of any shares of Preferred Stock then outstanding, the remaining assets and funds of the Corporation shall be distributed to the holders of Common Stock according to their respective shares.

              (f) No holder of any of the shares of Stock currently has any preemptive rights to purchase or subscribe for any unissued Stock of any class or any additional shares of any class to be issued by reason of any increase of the authorized Stock of any class, or bonds, certificates of indebtedness, debentures or other securities convertible into shares of Stock, or carrying any rights to purchase Stock of any class, whether such securities shall be issued for cash, property or any other lawful consideration. As such, the holders of the Common Stock do not have the right to purchase a portion of such securities sufficient to enable such holders to maintain their respective percentage interests of the outstanding Common Stock.

              (g) Seller acknowledges that Buyer and its employees, agents, attorneys and affiliates are relying on the truth and accuracy of the representations and warranties of Seller contained in this Agreement.

       6. RESTRICTION ON TRANSFER OF RESTRICTED SECURITIES. Seller agrees not to sell, exchange, deliver, assign, pledge, mortgage, hypothecate, encumber, make a gift of or otherwise transfer or dispose of any of the Restricted Securities (including, without limitation, the shares issuable upon exercise of the Warrant), or any beneficial or other interest therein, whether voluntarily, involuntarily or by operation of law, for a period of two years after the Closing Date (the "RESTRICTED PERIOD").

       7. RIGHT TO ACQUIRE ADDITIONAL SECURITIES. In the event that, upon expiration of the Restricted Period, the aggregate market value of the Restricted Securities (as determined by the closing price of the Common Stock on NASDAQ's Over-the-Counter-Bulletin Board Service averaged over the 30 day period immediately preceding the date upon which the Restricted Period expires) is less than $2,000,000, Buyer shall, upon Seller's written request, issue to Seller such additional shares of its Common Stock as are needed so that the market value of all shares of Common Stock issued to Seller under this Agreement (as determined by the method previously described) equals $2,000,000.

       8. SELLER'S INVESTMENT REPRESENTATIONS AND WARRANTIES. In connection with its acquisition of the Restricted Securities, Seller represents and warrants, and covenants and agrees with Buyer, on behalf of itself and each of its partners that:

              (a) SELLER: (i) IS AWARE THAT THERE IS NO PUBLIC MARKET FOR THE RESTRICTED SECURITIES; (ii) CAN AFFORD TO HOLD THE RESTRICTED SECURITIES FOR AN INDEFINITE PERIOD AND TO SUFFER THE COMPLETE LOSS OF ITS INVESTMENT IN THE RESTRICTED SECURITIES; (iii) UNDERSTANDS THE RISKS RELATED TO ITS ACQUISITION OF THE RESTRICTED SECURITIES; (iv) ACKNOWLEDGES THAT IT EITHER HAS SUFFICIENT KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS TO BE CAPABLE OF EVALUATING THE MERITS AND RISKS OF ACQUIRING THE RESTRICTED SECURITIES, OR HAS HAD THE OPPORTUNITY TO CONSULT WITH ITS INVESTMENT, TAX AND OTHER PROFESSIONAL ADVISORS IN EVALUATING THE MERITS AND RISKS OF ACQUIRING THE RESTRICTED SECURITIES; (v) HAS MADE A THOROUGH INVESTIGATION OF THE AFFAIRS AND PROSPECTS

OF BUYER; (vi) HAS HAD THE OPPORTUNITY TO ASK QUESTIONS OF OFFICERS OF BUYER AND TO OBTAIN (AND HAS RECEIVED TO ITS SATISFACTION) SUCH INFORMATION ABOUT THE BUSINESS AND FINANCIAL CONDITION OF BUYER AS SELLER HAS REASONABLY REQUESTED; AND (vii) IS AWARE OF THE FACT THAT NO FEDERAL OR STATE AGENCY HAS MADE ANY FINDING OR DETERMINATION AS TO THE FAIRNESS OF ANY OF THE RESTRICTED SECURITIES FOR INVESTMENT OR HAS MADE ANY RECOMMENDATION OR ENDORSEMENT OF ANY OF THE RESTRICTED SECURITIES FOR INVESTMENT.

              (b) SELLER'S INVESTMENT IN THE RESTRICTED SECURITIES INVOLVES A HIGH DEGREE OF RISK, AND SELLER IS AWARE OF THE POSSIBILITY THAT IT COULD LOSE ITS ENTIRE INVESTMENT. SELLER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE RISK FACTORS ATTACHED HERETO AS EXHIBIT F.

              (c) SELLER HAS REVIEWED, AND HAS HAD THE OPPORTUNITY TO ASK QUESTIONS OF OFFICERS OF BUYER AND ITS INVESTMENT, TAX AND OTHER PROFESSIONAL ADVISORS CONCERNING THIS AGREEMENT, THE ARTICLES OF INCORPORATION, THE BYLAWS AND THE FINANCIAL STATEMENTS.

              (d) SELLER IS SUBSCRIBING FOR THE RESTRICTED SECURITIES FOR INVESTMENT FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, THE DISTRIBUTION OR OTHER DISPOSITION THEREOF. SELLER HAS NO PRESENT PLAN OF SELLING, TRANSFERRING OR DISTRIBUTING ANY OF THE RESTRICTED SECURITIES TO ANY OF ITS PARTNERS OR ANY OTHER PERSON OR ENTITY.

              (e) Seller will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Restricted Securities (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any Restricted Securities), except in compliance with the Securities Act of 1933, as amended (the "SECURITIES ACT"), the rules and regulations promulgated thereunder, applicable state securities laws. No person or entity has any interest, beneficial or otherwise, in the Restricted Securities to be issued to Seller hereunder.

              (f) Seller has been advised that: (i) the Restricted Securities are not registered under the Securities Act in reliance upon the exemption set forth in Section 4(2) of the Securities Act and that Buyer has no obligation to effectuate any such registration; (ii) the Restricted Securities must be held indefinitely and Seller must continue to bear the economic risk of the investment in the Restricted Securities unless they are subsequently registered under the Securities Act or an exemption from such registration is available; (iii) this Agreement imposes an absolute restriction on any sale or transfer of the Restricted Securities during the Restricted Period as provided in Section 6 hereof; (iv) Rule 144 promulgated under the Securities Act ("RULE 144") may not be available with respect to the sale of any of the securities of Buyer, and Buyer has no obligation nor any intention to make Rule 144 available;
(v) when and if any of the Restricted Securities may be disposed of following the Restricted Period without registration in reliance on Rule 144, the amounts which may be disposed of may be limited in accordance with the terms and conditions of Rule 144; (vi) if the exemption provided by Rule 144 is not available, public sale without registration after the Restricted Period will require compliance with Regulation D (or some other exemption) promulgated under the Securities Act; (vii) restrictive legends in the form attached as EXHIBIT G will be placed on the certificates representing the Restricted Securities;
(viii) a notation will be made in the
appropriate records of Buyer indicating that the Restricted Securities are subject to restrictions on transfer; and (ix) appropriate stop-transfer restrictions will be issued to Buyer's transfer agent with respect to the Restricted Securities.

       9. EXPENSES. All expenses incurred by Buyer and its affiliates in connection with the authorization, preparation, execution and performance of this Agreement and the transactions contemplated hereby, including without limitation, all fees and expenses of their counsel, agents and representatives, shall be paid by Buyer or such affiliates, as appropriate. All expenses incurred by Seller in connection with the authorization, preparation, execution and performance of this Agreement and the transactions contemplated hereby, including without limitation, all fees and expenses of its counsel, agents and representatives, shall be paid by Seller.

       10. ASSIGNMENT; BENEFIT AND BURDEN. No party may assign any of its rights or obligations hereunder without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of and be enforceable by and against each party and its respective successors and permitted assigns.

       11. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the domestic substantive laws of the State of Ohio without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other state.

       12. VENUE; SUBMISSION TO JURISDICTION. For the purpose of any action or proceeding instituted with respect to this Agreement, each party hereby irrevocably submits to the jurisdiction of any state or federal court having subject matter jurisdiction and located in Cleveland, Ohio. Each party also irrevocably consents to the service or process out of said courts by mailing a copy thereof, by certified mail, postage prepaid, to such party at its address set forth in the preamble hereof, and each party hereby agrees that such service, to the fullest extent permitted by law (i) shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding and (ii) shall be taken and held to be valid personal service upon and personal delivery to such party. Each party irrevocably waives, to the fullest extent permitted by law, any objection that such party may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court located in Cleveland, Ohio and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

       13. AMENDMENT. This Agreement cannot be changed orally, and may only be amended by an instrument in writing signed by the party against whom enforcement of such change is sought.

       14. NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement is intended nor will it be construed to give any person or entity any right, remedy or claim under or in respect of this Agreement or any provisions hereof.

       15. INTEGRATION. This Agreement, the Warrant and the Assignment set forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties hereto with respect to the subject matter hereof and thereof, and supersede and are intended to be an integration of any and all prior agreements or understandings, oral or written, with respect to the subject matter hereof and thereof.

       16. EXECUTION IN COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


Buyer:                                       FULL POWER GROUP, INC.


                                             By:
                                             ----------------------------------
                                             George N. Falsone, President


BY SIGNING THIS AGREEMENT, SELLER ACKNOWLEDGES THAT IT HAS CAREFULLY REVIEWED THIS AGREEMENT AND FULLY UNDERSTANDS, AND HAS HAD THE OPPORTUNITY TO CONSULT WITH ITS INVESTMENT, TAX AND OTHER PROFESSIONAL ADVISORS ABOUT, THE RISKS AND BENEFITS OF INVESTING IN THE RESTRICTED SECURITIES.


Seller:
                                          -------------------------------------


                                          By:
                                             ----------------------------------

                                          Printed Name:
                                                       ------------------------
                                          Title:  Managing Partner

                                          and

                                          Printed Name:
                                                       ------------------------
                                          Title:  Managing Partner

                                          and

                                          Printed Name:
                                                       ------------------------
                                          Title:  Managing Partner

                                      SCHEDULE 1

                                   PURCHASED ASSETS


1. All cash in hand or on deposit and other cash equivalents owned by Seller on the Closing Date.

2. All right, title and interest of Seller in and under the Sublicense Agreement between Courant Consulting, Inc. and Seller dated October 6, 1998.

                                      EXHIBIT A

                                   FORM OF AWARRANT

                                 EXHIBIT A TO WARRANT


                                FULL POWER GROUP, INC.

                            NOTICE OF EXERCISE OF WARRANT

       The undersigned hereby irrevocably elects to exercise the Warrant ("WARRANT") issued by Full Power Group, Inc. (the "COMPANY") to ____________ on __________, 1999, into shares of Common Stock, par value $0.001 per share ("COMMON STOCK"), of the Company, according to the conditions hereof, as of the date written below. All capitalized terms used herein without definition shall have the meanings assigned to them in the Warrant. If Warrant Shares are to be issued in the name of a person other than the Holder, then the Holder shall pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be reasonably requested by the Company in accordance with the Warrant. No fee will be charged to the Holder for any exercise, except for such transfer taxes, if any.



                                   --------------------------------------------
                                   Date to Effect Exercise


                                   --------------------------------------------
                                   Number of Warrant Shares to be Issued (must be at least ____)


                                   --------------------------------------------
                                   Aggregate Exercise Price (must be at least
                                   $________)


                                   --------------------------------------------
                                   Signature of the Holder


                                   --------------------------------------------
                                   Printed Name (exactly as it is to appear on the Warrant Shares)


                                   --------------------------------------------
                                   Address of the Holder

                                      EXHIBIT B

                                  FORM OF ASSIGNMENT


                         GENERAL ASSIGNMENT AND BILL OF SALE

       KNOW ALL MEN BY THESE PRESENTS that _________________________ ("SELLER") does by these presents hereby grant, bargain, sell, convey, transfer, assign, set over and deliver unto FULL POWER GROUP, INC., a Florida corporation ("BUYER"), pursuant to the terms of that certain Asset Purchase Agreement by and between Buyer and Seller of even date herewith (which, together with the schedules and exhibits thereto, is hereinafter referred to as the "PURCHASE AGREEMENT"), all of Seller's right, title and interest in and to the "PURCHASED ASSETS" (as such term is defined in Section 1(a) of the Purchase Agreement) owned or otherwise held by Seller, consisting of the following:

       1. All cash in hand or on deposit and other cash equivalents owned by Seller on the date hereof.

       2. All right, title and interest of Seller in and under the Sublicense Agreement between Courant Consulting, Inc. and Seller dated October 6, 1998 (the "LICENSE").

       TO HAVE AND TO HOLD unto Buyer, its successors and assigns forever all of the Purchased Assets.

       Seller has good and valid title to the Purchased Assets, and has the full right to sell, transfer, convey, assign and deliver the Purchased Assets to Buyer free and clear of all liens and encumbrances whatsoever.

       Seller hereby assigns, and Buyer hereby assumes, all of Seller's rights, duties and obligations under the License, including, without limitation, any and all claims it may have against Courant Consulting, Inc. or Full Power Corporation with respect to the License.

       This instrument is made, executed and delivered for and upon the consideration provided in the Purchase Agreement. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Purchase Agreement. This instrument is not intended to and does not change or in any manner increase the obligations of Seller under the Purchase Agreement relating to the representations and warranties of Seller contained therein. This instrument shall inure to the benefit of and be binding upon Buyer and Seller and their respective successors and assigns. The validity and effect of this instrument shall be governed by and construed and enforced in accordance with the laws of the State of Ohio, without regard to conflicts of law principles.

       IN WITNESS WHEREOF, Seller has caused this instrument to be signed in its name by its duly authorized managing members as of this _____ day of __________, 1999.


                                          -------------------------------------


                                          By:
                                             ----------------------------------
                                          Printed Name:
                                                       ------------------------
                                          Title:  Managing Partner

                                          and
                                             ----------------------------------

                                          Printed Name:
                                                       ------------------------
                                          Title:  Managing Partner

                                          and
                                             ----------------------------------

                                          Printed Name:
                                                       ------------------------
                                          Title:  Managing Partner





       Full Power Corporation, an Ohio corporation and wholly-owned subsidiary of Buyer, hereby consents to the sale and assignment of the Sublicense Agreement between Courant Consulting, Inc. and Seller dated October 6, 1998 to Buyer as required by Section 4.11 thereof.

                                          FULL POWER CORPORATION


                                          By:
                                             ----------------------------------
                                             George N. Falsone, President

                                      EXHIBIT C

                          ARTICLES OF INCORPORATION OF BUYER

                                      EXHIBIT D

                                   BYLAWS OF BUYER

                                      EXHIBIT E

                            FINANCIAL STATEMENTS OF BUYER

                                      EXHIBIT F

                                     RISK FACTORS


       THE RESTRICTED SECURITIES INVOLVE SIGNIFICANT RISKS AND ARE NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM -- THEY ARE A SUITABLE INVESTMENT ONLY IF SELLER CAN BEAR THE RISK OF LOSING ITS ENTIRE INVESTMENT AND CAN PROVIDE FOR ITS NEEDS AND CONTINGENCIES WITHOUT RESPECT TO THIS INVESTMENT. IN ADDITION TO GENERAL INVESTMENT RISKS, SELLER SHOULD CONSIDER THE FOLLOWING FACTORS IN EVALUATING ITS INVESTMENT:

LIMITATIONS ON TRADING

       The Restricted Securities may not be sold or otherwise transferred unless sold or transferred in accordance with applicable state securities laws.
Buyer's Common Stock is currently quoted on NASDAQ's Over-the-Counter-Bulletin Board Service ("OTCBB") under the trading symbol "FPGR," but there can be no assurance that an active trading market in Buyer's Common Stock will continue.

       Because of the recent changes in the NASDAQ listing rules, as of July 1999, market makers will not be permitted to quote the Common Stock on the OTCBB unless Buyer files appropriate financial information and other required information with the Securities and Exchange Commission (the "COMMISSION"). Although Buyer presently intends to start making these filings with the Commission, Buyer may, in its sole discretion, elect not to make such filings with the Commission, or may not be able to do so, in which event the Common Stock will cease to be quoted on the OTCBB. If the Common Stock is not quoted on the OTCBB, there will not be a public market for the Common Stock and, therefore, Seller may have to maintain its investment in the Common Stock for an indefinite period of time.

LIMITED OPERATING HISTORY

       Buyer is a holding company that currently conducts business exclusively through its wholly-owned subsidiary, Full Power Corporation, an Ohio corporation ("FPC"), which was originally organized in 1998 to take advantage of the deregulation of the electrical service industry in the State of California.

       FPC operates as an electrical service provider ("ESP") registered with the California Public Utilities Commission (ESP No. 1308). Although FPC is licensed to do so, FPC has yet to sell any electricity to residential and small commercial consumers in the State of California and does not anticipate doing so before the end of the year 2000. There can be no assurance that FPC will ever conduct business as an ESP in the State of California.

       FPC has evaluated and continues to evaluate the opportunities to become a seller of electricity, natural gas and related services in other states, primarily on the East Coast, that have or are developing energy deregulation programs. FPC is in the final stages of preparing to file an application to provide electric service in the State of Pennsylvania. FPC has also filed an application to buy and sell electricity as a wholesale broker with the Federal Energy Regulatory Commission ("FERC"), which it expects to be approved by July 1999. However, there can be no assurance that any of these applications will be approved.

       Pursuant to a loan agreement with All Power Corp., a New York corporation ("All Power"), FPC will have the right to acquire all of the outstanding common stock of All Power in the event that All Power defaults on its obligation to repay the loan. All Power was organized in March 1999 and intends to engage in the business of selling electricity and natural gas in the State of New York. Although All Power is licensed to do so, All Power has yet to sell any electricity and has just begun to market natural gas to consumers in the State of New York. There can be no assurance that FPC will acquire the stock of All Power or that All Power will be successful in conducting business in the State of New York or any other states.

       In short, Buyer has little operating and financial history upon which prospective investors can base an evaluation of the likely future performance of Buyer. Further, there can be no assurances that Buyer will experience growth in revenues in the future, or if there is growth in revenues, that such growth will be sustainable.

DEPENDENCE ON SALES AND MARKETING ARRANGEMENTS

       Buyer believes that its growth strategy is dependent upon its ability to create and maintain strategic relationships with suppliers of electricity and natural gas as well as sales and marketing companies. There can be no assurance that any such relationships will be formed, or if formed, that they will prove successful or profitable for Buyer.

INTENSE COMPETITION

       Buyer encounters intense competition in all aspects of its business as a provider of electrical and natural gas service. Buyer competes directly with other providers of such services, a significant number of which have greater capital and other resources and may have greater operating efficiencies than Buyer does. In addition to competition from other providers, Buyer competes directly with utility distribution companies ("UDCs") in the State of California such as Pacific Gas and Electric, San Diego Gas and Electric and Southern California Edison, as well as investor-owned utilities, rural electric cooperatives and municipal operations in other states, all of which have established reputations and long standing relationships with electrical consumers in their respective service territories.

       Buyer's success in each state where it chooses to operate will depend on its ability to provide electricity and/or natural gas to customers there at prices competitive with or lower than the competition and on its ability to market ancillary products and services to those customers. If Buyer fails to provide competitive pricing or obtain sufficient amounts of electricity and/or natural gas for its customers, the sales and marketing companies may market Buyer's services less aggressively, which could adversely affect Buyer's ability to successfully compete in the future.

ACCEPTANCE BY THE PUBLIC OF NON-UTILITY SERVICE PROVIDERS

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       The success of Buyer is substantially dependent upon its ability to encourage consumers or their representatives to purchase electricity and/or natural gas from non-utility electrical or natural gas service providers, such as Buyer. The inability of Buyer to convince such consumers to purchase electricity and/or natural gas from Buyer, whether as a result of Buyer's inability to offer electricity and/or natural gas at competitive prices, or any other reason, will adversely affect Buyer's results of operations.

ABILITY TO MAINTAIN AND MANAGE RAPID EXPANSION

       As part of its growth strategy, Buyer intends to (i) expand sales capabilities through more aggressive marketing, (ii) recruit new employees specializing in the marketing and sale of electricity and/or natural gas and related services, and (iii) pursue strategic acquisitions of complementary businesses. Buyer's growth may cause a significant strain on its management, and operational, financial and other resources of Buyer. Buyer's ability to manage its growth effectively will require it to improve its operational and marketing systems. These demands will require the addition of new management personnel and the development of additional expertise by existing management. The failure of Buyer's management team to effectively manage growth, should it occur, could have a material adverse impact on Buyer's results of operations and financial results.

DEPENDENCE ON KEY PERSONNEL

       Buyer's success depends to a significant extent upon the performance of its senior management team, including George N. Falsone, President and Chief Executive Officer, Donald Johnson, Vice President and Chief Operating Officer and Richard O'Rourke, Secretary and Treasurer. The loss of services of any of Buyer's executive officers could have an adverse impact on Buyer. In addition, Buyer's future success also depends on its continuing ability to identify, hire, train and retain highly qualified management and marketing personnel. Competition for qualified management and marketing personnel is intense and there can be no assurance that Buyer will be able to hire and retain sufficient personnel.

REGULATORY CONCERNS

       Buyer's business, and the electrical and natural gas industries generally, is subject to regulation at both the federal and state levels. As a result of deregulation, Buyer has fewer federal and state laws and regulations to comply with than has traditionally been the case. However, Buyer continuously reviews its procedures and policies for compliance with laws and regulations applicable to its operations and believes that it is in substantial compliance with all such material laws and regulations. Furthermore, while the costs of compliance with such laws and regulations have not been material to Buyer, there can be no assurance that such costs will not become more significant to Buyer in the future. In addition, the failure to comply with any of the laws or regulations imposed upon Buyer could result in fines or the suspension or revocation of its license to sell electricity or natural gas, which could have a material adverse impact upon Buyer.

VOLATILITY OF STOCK PRICE

       Trading of relatively small blocks of Buyer's Common Stock can have a significant impact on the price at which the stock is traded. In addition, significant fluctuations in the price and volume of stocks traded on OTCBB could adversely affect the market price of the Common Stock of Buyer without regard to the operating performance of Buyer. Buyer also believes that fluctuations in financial results of Buyer's operations, announcements by Buyer or its competitors or changes in securities analysts' recommendations may cause the market price for Buyer's Common Stock to fluctuate, perhaps substantially.
These factors, as well as general economic conditions, such as recessions or high interest rates, may have a material adverse affect on the market price of Buyer's Common Stock.

DETERMINATION OF PRICE OF RESTRICTED SECURITIES

       Buyer has arbitrarily established the price of the Restricted Securities, and such price is not necessarily related to asset value, net worth or other established criteria of value. No outside consultants or investment bankers were engaged to render an opinion on the price for the Common Stock or the fairness from a financial point of view of such price per share.

SEC INVESTIGATION

       Buyer has received and is in the process of responding to a subpoena from the Commission relating to an investigation of Twenty-First Century Power, LLC and certain offers of securities over the Internet. Although Buyer does not believe that it has ever offered or sold any of its securities over the Internet, there can be no assurance that the Commission will not issue an order prohibiting any further offers or sales of Buyer's securities pending the outcome of the investigation.

UNAUDITED FINANCIALS

       Any unaudited consolidated financial statements of Buyer are subject to revision upon review by Buyer's independent accountants. Seller will be relying upon management with respect to the accuracy and adequacy of all information of a financial nature included any such unaudited financial statements.

                                      EXHIBIT G

                             FORM OF RESTRICTIVE LEGENDS


THE SECURITIES EVIDENCED HEREBY WERE ISSUED WITHOUT REGISTRATION PURSUANT TO
SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT. THE ISSUER MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES EVIDENCED HEREBY ARE ALSO SUBJECT TO A TWO YEAR RESTRICTION ON TRANSFER AS PROVIDED IN THAT CERTAIN ASSET PURCHASE AGREEMENT, DATED __________, 1999, BETWEEN THE ISSUER AND THE HOLDER. THE ISSUER WILL PROVIDE A COPY OF SUCH AGREEMENT TO THE HOLDER UPON WRITTEN REQUEST.